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Exhibit 10E

CONFORMED COPY

PRECISION CASTPARTS CORP.

EXECUTIVE DEFERRED COMPENSATION PLAN

January 1, 1995

(As Amended Through Amendment No. 5)

Precision Castparts Corp. an Oregon corporation 4650 SW Macadam, Suite 240 Portland, Oregon 97201	Company

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PRECISION CASTPARTS CORP.

EXECUTIVE DEFERRED COMPENSATION PLAN

January 1, 1995

(As Amended Through Amendment No. 5)

Precision Castparts Corp. an Oregon corporation 4650 SW Macadam, Suite 240 Portland, Oregon 97201	Company

    Precision Castparts Corp. (the Company) adopts this Executive Deferred Compensation Plan (the plan) to create a deferred compensation arrangement for a select group of management or highly compensated employees (Executives) whose deferred compensation under the Company's other retirement plans may be restricted by law or otherwise may not provide fully for their retirement benefit needs. In order to help the Company attract and retain key Executives, this plan of deferred compensation is adopted effective January 1, 1995 on the terms set forth below.

  1.  Plan Administration

      1.1  The plan shall apply to the Company and to any Affiliate that employs an eligible employee. "Affiliate" means a corporation or other entity that is more than 50% owned by the Company.

      1.2  The Compensation Committee of the Board of Directors of the Company shall appoint one or more employees of the Company as Administrator of the plan. The Administrator shall interpret and administer the plan and for that purpose may make, amend or revoke rules and regulations at any time. The Administrator shall have absolute discretion to carry out responsibilities established under this plan.

  2.  Eligibility; Deferral Elections

      2.1  The following employees of the Company will be eligible to participate in the plan, subject to 2.2:

          (a) Executives currently covered under the Company's Supplemental Executive Retirement Program.

          (b) Any additional Executives added by the chief executive officer of the Company.

      2.2  Executives may be removed from eligibility prospectively by the Compensation Committee or chief executive officer of the Company.

      2.3  An eligible Executive may elect as provided below to defer a whole number percentage of the Executive's salary or bonuses or both (Compensation). Different percentages may be selected for salary and for bonuses, up to a maximum deferral percentage set by the Compensation Committee. Initially, the maximum deferral percentage is 25% for salary, 100% for bonuses. The Compensation Committee may change the maximum deferral percentage on or before December 31 to be effective for succeeding calendar years. An eligible Executive may limit a bonus deferral election to the portion of the percentage deferral that exceeds a floor dollar amount designated by the Executive in the deferral election, or to the lesser of a stated dollar amount or a percentage of the bonus.

      2.4  An election shall be in writing on a form provided by the Administrator and shall specify the time and manner of payment of the deferred amounts in accordance with other provisions of this plan.

      2.5  An election to defer Compensation shall be effective as follows:

          (a) A salary deferral election received by the Administrator on or before December 31 of any year shall be effective for the succeeding calendar year. A new salary deferral election must be made for each calendar year.

          (b) Except as provided in (c), a bonus deferral election must be received by the Administrator before the first day of the bonus period to which the deferral applies. A bonus deferral election shall be effective only for a single bonus period. A new election must be made prior to each bonus period. If no election is made, no deferrals shall be made for the bonus period. The bonus period is the Company's fiscal year, based on the fiscal twelve-month period ending on the Sunday nearest March 31.

          (c) In the first year in which an Executive becomes eligible to participate in the Plan, the newly eligible Executive may make an election to defer compensation for services to be performed subsequent to the election within 30 days after the date the Executive first becomes eligible. The election shall be effective at the beginning of the next calendar month.

      2.6  The Company may withhold from any deferral any amounts required.

  3.  Executive Deferred Compensation Accounts

      3.1  The Company shall deduct from an Executive's Compensation as applicable and credit to an Executive Deferred Compensation Account (the Account) each Compensation amount deferred under this plan. The Account shall be credited as of the day the Compensation would otherwise have been paid to the Executive.

      3.2  Until full payment of an Account balance has been made to the Executive or beneficiaries entitled to the amount identified by the Account (the Participant), the Company shall adjust the Account monthly for investment performance as follows:

        3.2-1  The investment result shall be determined by the Performance Option(s) selected by the Participant. A participant may select more than one Performance Option in accordance with procedures designated by the Administrator.

        3.2-2  Participants may make the Performance Option selections under 3.2-3 effective during the first five business days of each month (an election period). A Performance Option selection shall either apply to all amounts in a Participant's Account, or shall apply only to future deferral amounts, as selected by the Participant. Selections shall be made in writing on a form prescribed by the Administrator. Selections may only be made during an election period or the last week of the preceding month. Selections shall be irrevocable when submitted and shall be effective as follows:

          (a) As of the first business day of the election period, if the election form is received by the Administrator on or before that date.

          (b) As of the first business day on or after the form is received, if the form is received by the Administrator after the first business day of the election period but before the end of the election period.

      3.2-3  Performance Options are designated by the Compensation Committee of the Board of Directors of the Company. Performance Options are as follows:

          (a) Fidelity Intermediate Government Income Fund.

          (b) Fidelity Investment Grade Bond.

          (c) Fidelity U.S. Equity Index Fund.

          (d) Vanguard Index Growth.

          (e) Fidelity Equity Income.

          (f)  Fidelity Contrafund.

          (g) Vanguard Small Cap.

          (h) Fidelity Aggressive Growth.

          (i)  Fidelity Aggressive International Fund.

          (j)  Prime Rate plus 2 Percent, based on the average of the prime rate at Bank of America or its successor in effect on the last business day of each month.

        3.2-4  When any of the Performance Options in 3.2-3(a)-(i) has been selected, amounts deferred during the month shall be credited as equivalent shares at the closing price on the day of the deferral. Cash dividend yield shall be applied to all deferrals under the relevant Performance Option during the month, prorated daily, and shall be credited as additional equivalent shares at the end of the month based on the relevant Performance Option's closing price on the last day of the month. All equivalent shares shall be revalued up or down to the closing price on the last business day of the month.

        3.2-5  When the Prime Rate plus 2 Percent Performance Option has been selected, amounts deferred during a month shall be adjusted as of the last day of the month based on the month's average Prime Rate plus 2 Percent, prorated daily.

      3.3  Each Participant's Account shall be maintained on the books of the Company until full payment has been made to the Participant entitled to the amount identified by the Account. No assets shall be set aside or earmarked to fund the Account, which shall be purely a bookkeeping device. It is the intention of the parties that the plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Even if specific assets are set aside or earmarked for Company financial planning purposes or for other reasons, that shall not cause this plan to be a funded employee benefit plan for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

  4.  Time and Manner of Payment

      4.1  Subject to 4.5, 5.1 and 6.3, the Account shall be paid or payment commenced as of the January 31 next after one of the following dates as selected under 4.3:

          (a) The date the Executive retires or terminates employment with the Company, or

          (b) The expiration of a specified deferral term (minimum five years; maximum 10 years) if later.

      4.2  Subject to 4.5, 5.1 and 6.3, the Account shall be paid in one of the following ways as selected under 4.3:

          (a) In a single lump sum.

          (b) In not more than ten substantially equal annual installments of principal with Performance Option Adjustments, except that the ten-installment limit shall be reduced by the number of years, if any, elected under 4.1(b). For example, the first payment shall be one-fifth of the balance on the December 31 preceding the first payment date, the second shall be one-fourth of the balance on the December 31 preceding the second payment date, and so on. The final payment shall be the remaining balance adjusted to the final January 31 payment date.

      4.3  The time and manner of payment under 4.1 and 4.2 shall be selected by the Executive as follows:

          (a) The selection shall be made in the deferral election.

          (b) The selection shall be irrevocable for the portion of the Account attributable to amounts deferred under the election in which the selection is made.

          (c) If the time or method of payment is different under different elections, the Account shall be appropriately divided for distribution.

          (d) Other payment options may be established by the Compensation Committee of the Board of Directors of the Company, and made available prospectively for selection by Executives for future deferrals.

      4.4  The Company may withhold from any payments any income tax or other amounts as required by law.

      4.5  If an Executive's employment with the Company ends involuntarily by termination of the Executive's employment within 12 months after a Change in Control as defined in 9, the Executive's Account shall be paid in one lump sum within 30 days after termination of employment, regardless of the otherwise applicable election. The Executive's Account shall be adjusted based on the applicable Performance Option as of the most recent month end.

  5.  Death

      5.1  An Executive's Account shall be payable under 5.2 on the Executive's death regardless of the provisions of 4.

      5.2  On death of an Executive the Account shall be paid in the following order of priority:

          (a) To the surviving beneficiaries designated by the Executive in writing to the Administrator in the Executive's deferral election(s), or if none then

          (b) To the Executive's surviving spouse, or if none then

          (c) To the Executive's surviving children in equal shares, or if none then

          (d) To the Executive's estate.

      5.3  The manner of payment under 5.2 shall be as follows:

          (a) If the beneficiary is the surviving spouse and the Executive elected installments but died before starting to receive payments, the spouse's payments shall begin as soon as practicable and the period selected under 4.2(b) for the Executive's payments shall govern. If the Executive had already started receiving installments, the surviving spouse shall receive the installments for the remainder of the term selected by the Executive.

          (b) If the beneficiary is the surviving spouse and the Executive did not elect installments, or if the beneficiary is not the surviving spouse, a lump sum shall be paid as soon as practicable to the beneficiary.

      5.4  On death of a surviving spouse receiving installments under 5.3(a), the Account shall be paid in a single sum to the spouse's estate within 30 days after death.

  6.  Termination; Amendment

      6.1  The Board of Directors of the Company may terminate this plan effective the first day of any calendar year after notice to the eligible Executives. On termination, amounts in an Account shall remain to the credit of the Account, shall continue to be adjusted monthly and shall be paid in accordance with 4, 5 or 6, as applicable.

      6.2  Subject to 6.3, the Board of Directors of the Company may amend this plan effective the first day of any calendar year after notice to the eligible Executives.

      6.3  The chief executive officer of the Company may amend this plan at any time to make technical, editorial or operational changes on advice of counsel to comply with applicable law or to simplify or clarify the plan. The chief executive officer may delegate the amendment authority.

      6.4  If the Internal Revenue Service rules that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid within 30 days to all Participants with Accounts.

  7.  Claims Procedure

      7.1  Any Participant claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

      7.2  If the claim or request is denied, the written notice of denial shall state the following:

          (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c) An explanation of the plan's review procedure.

      7.3  The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

      7.4  Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the Administrator which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

      7.5  The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

  8.  General Provisions

      8.1  All amounts of deferred Compensation under this plan shall remain at all times the unrestricted assets of the Company and the promise to pay the deferred amounts shall at all times remain unfunded as to the Participants. The rights of Participants under the plan shall only be as general creditors of the Company.

      8.2  Any notice under this plan shall be in writing or by electronic means and shall be received when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail should be directed to the Company at the address stated in this plan, to an Executive at the address stated in the Executive's election, to a beneficiary entitled to benefits at the address stated in the Executive's beneficiary designation or to such other address as either party may specify by notice to the other party.

      8.3  The interests of an Executive or beneficiary under this plan are personal and no such interest may be assigned, seized by legal process or in any way subjected to the claims of any creditor. The foregoing limitation prohibits, for example, any alienation, anticipation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a participant or a participant's beneficiary.

  9.  Definition of Change of Control

    For purposes of this plan, a "change in control of the Company" shall be deemed to have occurred if:

          (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

          (b) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the Board), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) The stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

          (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  10.  Effective Date

    This plan shall be effective January 1, 1995.

PRECISION CASTPARTS CORP.
	By	/s/ R. M. MARVIN
Executed: December 5, 1994
AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1995:
Adopted : March 24, 1995
PRECISION CASTPARTS CORP.
	By	/s/ R. M. MARVIN
Executed: March 24, 1995
AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE OCTOBER 1, 1995:
PRECISION CASTPARTS CORP.
	By	/s/ WILLIAM D. LARSSON
Executed: October 16, 1995
AMENDMENT NO. 3 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1995:
PRECISION CASTPARTS CORP.
	By	/s/ WILLIAM D. LARSSON William D. Larsson
Executed: March 20, 1996
AMENDMENT NO. 4 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1998:
Company	PRECISION CASTPARTS CORP.
	By	/s/ W. C. MCCORMICK
Executed: December 3, 1997

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